UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 3, 2010

WEGENER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-11003	81-0371341
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11350 Technology Circle, Johns Creek, Georgia 30097
 (Address of principal executive offices, including zip code)

(770) 623-0096
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

Fourteenth Amendment to revolving line of credit and term loan facility

On September 3, 2010, Wegener Communications, Inc., a Georgia corporation and The David E. Chymiak Trust Dated December 15, 1999 entered into a Fourteenth Amendment (the “Fourteenth Amendment”), to a certain Loan and Security Agreement dated June 5, 1996. The Fourteenth Amendment increased the maximum available credit limit to Four Million two hundred fifty thousand and No/100s Dollars ($4,250,000.00) (previously $4,000,000) and decreased the annual interest rate to Eight percent (8.00%) (previously12.00%).

Item 9.01   Financial Statements and Exhibits

(C)	Exhibits

4.1
Loan and Security Agreement – Fourteenth Amendment dated September 3, 2010,  by and between Wegener Communications, Inc. and The David E. Chymiak Trust Dated December 15, 1999, as assignee of the Bank of America, N.A., successor interest by merger to LaSalle Bank National Association, respecting $4,250,000 Loan and Security Agreement.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wegener Corporation

Date: September 7, 2010	By:	/s/ C. Troy Woodbury, Jr.
C. Troy Woodbury, Jr.
Chief Executive Officer

Exhibit Index

Exhibit Number

4.1
Loan and Security Agreement – Fourteenth Amendment dated September 3, 2010,  by and between Wegener Communications, Inc. and The David E. Chymiak Trust Dated December 15, 1999, as assignee of the Bank of America, N.A., successor interest by merger to LaSalle Bank National Association, respecting $4,250,000 Loan and Security Agreement.